Exhibit C

JOINDER AND RELEASE AGREEMENT

This JOINDER AND RELEASE AGREEMENT, dated as of September 27, 2012 (this “Agreement”), is made by and among Plug Power Inc., a Delaware corporation (“Plug Power”), OJSC “INTER RAO UES,” an open joint stock company organized under the laws of the Russian Federation (“INTER RAO”), OJSC “Third Generation Company of the Wholesale Electricity Market,” an open joint stock company organized under the laws of the Russian Federation (“OGK-3”), and JSC “INTER RAO Capital,” a closed joint stock company organized under the laws of the Russian Federation (“INTER RAO Capital”).

RECITALS

WHEREAS, Plug Power, INTER RAO, and OGK-3 are parties to that certain Standstill and Support Agreement dated as of May 6 , 2011 (the “Standstill and Support Agreement”); and

WHEREAS, Plug Power is party to that certain Shareholder Rights Agreement dated as of June 23, 2009, which was amended on May 6, 2011 in connection with the acquisition by INTER RAO of equity interests and voting power of OGK-3 (as amended, the “Shareholder Rights Agreement”); and

WHEREAS, OGK-3 has sold to INTER RAO Capital 4,462,693 shares (the “Shares”) of the Common Stock of Plug Power, representing approximately 11.8% of the outstanding shares of Common Stock of Plug Power; and

WHEREAS, in light of the foregoing, the parties hereto wish for INTER RAO Capital to become a party to the Standstill and Support Agreement and for OGK-3 to no longer be a party to the Standstill and Support Agreement; and

WHEREAS, Plug Power, INTER RAO, INTER RAO Capital and OGK-3 wish to address the parties’ rights and obligations under various existing agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:

Clause 1: INTER RAO Capital Joinder to Standstill and Support Agreement

(a) INTER RAO Capital Joinder. Effective as of the date hereof, INTER RAO Capital is a party to, and is bound by, all the terms and conditions (including, without limitation, the dispute resolution provisions contained in Section 6(j)) of the Standstill and Support Agreement as a Stockholder thereunder, and for all purposes of the Standstill and Support Agreement, INTER RAO Capital shall be included within the term “Stockholders” (as such term is defined in the Standstill and Support Agreement).

(b) INTER RAO Agreement. Each of INTER RAO, INTER RAO Capital and OGK-3, hereby acknowledges and agrees that (i) none of them, nor any of their respective Associates or Affiliates (each as defined in the Shareholder Rights Agreement), is a “Grandfathered Person” or an “INTER RAO Grandfathered Person” (each as defined in the Shareholder Rights Agreement) under the Shareholder Rights Agreement and (ii) each of them and their respective Associates and Affiliates are subject to all of the provisions of the Shareholder Rights Agreement in the same manner as any Person (as defined in the Shareholder Rights Agreement) who is not and was not a “Grandfathered Person” or an “INTER RAO Grandfathered Person.”

(c) INTER RAO Capital Representations. INTER RAO Capital hereby confirms that the representations and warranties contained in Section 6(a) of the Standstill and Support Agreement are true and correct as to INTER RAO Capital as of the date hereof. INTER RAO Capital hereby further represents to Plug Power (i) that INTER RAO Capital beneficially owns 4,462,693 shares of the Common Stock of Plug Power and possesses sole voting power with respect to all such shares and (ii) that INTER RAO Capital is not a party to any agreement, arrangement or understanding with any third party other than Plug Power with respect to the securities, management or control of Plug Power, except as expressly contemplated by this Agreement or the Standstill and Support Agreement.

(d) Plug Power Representations. Plug Power hereby makes the representations and warranties set forth in Section 6(a) of the Standstill and Support Agreement to INTER RAO Capital as of the date hereof.

Clause 2: OGK-3 Not a Party to Standstill and Support Agreement

(a) OGK-3. Effective as of the date hereof, OGK-3 (i) shall no longer be a party to the Standstill and Support Agreement and not be deemed a “Stockholder” thereunder, and (ii) shall not have any rights or obligations under the Standstill and Support Agreement.

(b) Plug Power Release. Plug Power hereby covenants not to sue or otherwise pursue, and fully, finally, and forever irrevocably releases, surrenders, remises, acquits, and forever discharges OGK-3 together with its present and former affiliates, officers, directors, stockholders, employees, agents, attorneys, parent companies, subsidiaries, subtenants, successors, and assigns (other than INTER RAO and INTER RAO Capital), of and from any claim, action, demand, expense, liability, obligation, damage, suit in equity, debt, cost, assessment, setoff, contribution, promise, covenant, claim for indemnification, claim for attorneys’ fees, and/or cause of action of whatever kind or character which Plug Power or any of its affiliates may have had, or may now have, or may hereafter have (or might claim to have), from the beginning of time to any future time, real or suspected, known or unknown, asserted or unasserted, actual or contingent, accrued or unaccrued, vested or unvested, direct or derivative, relating to or arising out of the Standstill and Support Agreement.

(c) OGK-3 Release. OGK-3 hereby covenants not to sue or otherwise pursue, and fully, finally, and forever irrevocably releases, surrenders, remises, acquits, and forever discharges Plug Power together with its present and former affiliates, officers, directors, stockholders, employees, agents, attorneys, parent companies, subsidiaries, subtenants, successors, and assigns, of and from any claim, action, demand, expense, liability, obligation, damage, suit in equity, debt, cost, assessment, setoff, contribution, promise, covenant, claim for indemnification, claim for attorneys’ fees, and/or cause of action of whatever kind or character which OGK-3 or any of its affiliates (other than INTER RAO or INTER RAO Capital) may have had, or may now have, or may hereafter have (or might claim to have), from the beginning of time to any future time, real or suspected, known or unknown, asserted or unasserted, actual or contingent, accrued or unaccrued, vested or unvested, direct or derivative, relating to or arising out of the Standstill and Support Agreement.

Clause 3: Notices to Stockholders under Standstill and Support Agreement

Effective as of the date here, copies of notices that are sent to the Stockholders under the Standstill and Support Agreement shall also be sent to the following address (and such copies no longer shall be sent to Allen & Overy Legal Services):

Baker Botts L.L.P.

The Warner

1299 Pennsylvania Avenue, NW

Washington, DC 20004

United States of America

Attention: Greg Golden and Adam Haubenreich

Clause 4: Investor Rights Agreement

(a) No Rights Under the IRA. Plug Power and OGK-3 hereby acknowledge that neither Plug Power nor OGK-3 has any continuing rights or obligations under the Investor Rights Agreement dated as of June 29, 2006, by and among Plug Power and the parties named therein, as amended, to which OGK-3 became a party by virtue of the Joinder Agreement executed by OGK-3 on December 20, 2008 (the “IRA”).

(b) Plug Power Release. Plug Power hereby covenants not to sue or otherwise pursue, and fully, finally, and forever irrevocably releases, surrenders, remises, acquits, and forever discharges OGK-3 together with its present and former affiliates, officers, directors, stockholders, employees, agents, attorneys, parent companies, subsidiaries, subtenants, successors, and assigns, of and from any claim, action, demand, expense, liability, obligation, damage, suit in equity, debt, cost, assessment, setoff, contribution, promise, covenant, claim for indemnification, claim for attorneys’ fees, and/or cause of action of whatever kind or character which Plug Power or any of its affiliates may have had, or may now have, or may hereafter have (or might claim to have), from the beginning of time to any future time, real or suspected, known or unknown, asserted or unasserted, actual or contingent, accrued or unaccrued, vested or unvested, direct or derivative, relating to or arising out of the IRA.

(c) OGK-3 Release. OGK-3 hereby covenants not to sue or otherwise pursue, and fully, finally, and forever irrevocably releases, surrenders, remises, acquits, and forever discharges Plug Power together with its present and former affiliates, officers, directors, stockholders, employees, agents, attorneys, parent companies, subsidiaries, subtenants, successors, and assigns, of and from any claim, action, demand, expense, liability, obligation, damage, suit in equity, debt, cost, assessment, setoff, contribution, promise, covenant, claim for indemnification, claim for attorneys’ fees, and/or cause of action of whatever kind or character which OGK-3 or any of its affiliates may have had, or may now have, or may hereafter have (or might claim to have), from the beginning of time to any future time, real or suspected, known or unknown, asserted or unasserted, actual or contingent, accrued or unaccrued, vested or unvested, direct or derivative, relating to or arising out of the IRA.

Clause 5: Compliance With U.S. Securities Laws

INTER RAO Capital covenants that it may sell or otherwise transfer the Shares only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state or federal securities laws. In connection with any proposed sale or transfer of Shares by INTER RAO Capital, including without limitation, pursuant to an effective registration statement under the Securities Act or Rule 144 promulgated under the Securities Act, INTER RAO Capital shall provide the Company with not less than three (3) trading days’ prior written notice of such proposed sale or transfer and shall (i) in the case of a proposed sale or transfer by INTER RAO Capital pursuant to an effective registration statement under the Securities Act, indicate in such written notice that the proposed sale or transfer is to be effected pursuant to such effective registration statement, or (ii) in the case of a proposed sale or transfer INTER RAO Capital other than pursuant to an effective registration statement under the Securities Act, provide Plug Power with reasonable assurances (for example, in the case of reliance on Rule 144 of the Securities Act, in the form of seller and broker representation letters) that the Shares may be sold or transferred by INTER RAO Capital without registration under the Securities Act. In addition, in connection with any sale or transfer of Shares by INTER RAO Capital other than pursuant to an effective registration statement under the Securities Act, Plug Power may require INTER RAO Capital to provide to Plug Power, at INTER RAO Capital’s sole expense, a written opinion of counsel selected by INTER RAO Capital and reasonably acceptable to Plug Power (it being acknowledged by Plug Power that Baker Botts L.L.P. is deemed reasonably acceptable), the form and substance of which opinion shall be reasonably satisfactory to Plug Power, to the effect that such sale or transfer does not require registration of such Shares under the Securities Act.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their authorized representatives as of the date first written above.

PLUG POWER INC.

By:	/s/ Gerard L. Conway Jr.

Name:	Gerard L. Conway Jr.

Title:	General Counsel & SVP

OJSC “INTER RAO UES”

By:	/s/ Ilnar I. Mirsiyapov

Name:	Ilnar I. Mirsiyapov

Title:	Member of the Management Board

JSC “INTER RAO CAPITAL”

By:	/s/ Marat A. Khanafeev

Name:	Marat A. Khanafeev

Title:	Director General

OJSC “THIRD GENERATION COMPANY OF THE WHOLESALE ELECTRICITY MARKET”

By:	/s/ Gennady F. Binko

Name:	Gennady F. Binko

Title:	General Director

[Signature page to Joinder and Release Agreement]